INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

To the Board of Directors
 IQ Biometrix, Inc.

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated September 9, 2004 which appears in the Registrants form 10-KSB for the year ended June 30, 2004.

Malone & Bailey, PLLC
Houston, Texas

March 3, 2005